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                                                                  Exhibit 10.30


THIS CONVERTIBLE NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW. NEITHER THIS NOTE NOR SUCH SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE SOLD, ASSIGNED, MORTGAGED, PLEDGED, HYPOTHECATED, ENCUMBERED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE ACT AND APPLICABLE STATE SECURITIES LAWS, AND WITH THE TERMS AND CONDITIONS HEREOF.


                            NEWS COMMUNICATIONS, INC.

                               8% Convertible Note

December 6, 2000                                                      $1,000,000

         NEWS COMMUNICATIONS, INC., a Nevada corporation (the "Company"), for value received, hereby promises to pay to Rosalind Davidowitz (the "Payee") the principal sum of One Million and xx/100 Dollars ($1,000,000) (the "Principal Amount") on the earlier of (a) December 31, 2001 or (b) the date that the Company consummates its next round of equity financing (the "New Financing") (the "Due Date") together with interest thereon at the rate of eight percent (8%) per annum. Interest on the unpaid Principal Amount shall be paid on the Due Date. Payments of the Principal Amount and interest are to be made in lawful money of the United States of America to Payee at its address set forth on the signature page hereof or to such other address as the Payee may specify by prior written notice to the Company.

         Section 1. Issue and Lost, Stolen, Destroyed or Mutilated Notes.

                 1.1 This Note is a duly authorized note of the Company designated as an "8% Convertible Note" (the "Note") issued pursuant to a Subscription Agreement, dated December 6, 2000, between the Company and Payee, and the Payee is and shall be bound by and entitled to the benefits thereof.

                 1.2 Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company or, in the case of any such mutilation, upon surrender and cancellation of this Note, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Note, a new Note of like tenor and unpaid principal amount of the Note so lost, stolen, destroyed or mutilated.

         Section 2. Prepayments. The Company shall have the right to prepay this Note, in whole or in part, at any time upon 10 days prior written notice to Payee.





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         Section 3. Conversion of Notes. Payee shall have the right to convert the Principal Amount and all accrued interest thereon into full shares of Common Stock of the Company at a conversion price of $1.00 per share at any time before the payment in full of such Principal Amount and accrued interest (the price per share at which the Note converts in accordance with this Section 3 shall be referred to as the "Conversion Price").

         Section 4. Defaults.

                 4.1 The following events are hereby defined as "defaults" for all purposes of this Note (whatever the reason for the occurrence thereof and whether such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, order or decree of any Court or any order, rule or regulation of any governmental or administrative body):

                 (a) the Company shall default in the payment of any principal or accrued interest of any of the Notes and shall fail to pay such amount within ten (10) days of receipt of notice of failure to pay the same; or

                 (b) the Company shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the institution of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization or arrangement under the Federal bankruptcy laws, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or trustee or assignee in bankruptcy of it or its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due; or

                 (c) a decree or order of a court having jurisdiction in the premises shall have been entered adjudicating the Company bankrupt or insolvent, or a decree or order of a court having jurisdiction in the premises shall have been entered approving as properly filed a petition seeking reorganization of the Company under the Federal bankruptcy laws or any other similar applicable Federal or State laws, and such decree or order shall have continued undischarged or unstayed for a period of 150 days; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver or trustee or assignee in bankruptcy or insolvency of the Company or of the property of the Company or for the sequestration of the property of the Company; or for the winding up or liquidation in insolvency or bankruptcy of its affairs, shall have been entered, and such decree or order shall have remained in force undischarged and unstayed for a period of 150 days.

                 4.2 If one or more defaults shall have occurred and be continuing, the holder of this Note may at its option by written notice to the Company declare this Note to be and this Note shall thereupon become forthwith due and payable. In the event that the holder of any Note shall declare the same due and payable, notice of such action shall be mailed (by certified or registered mail) forthwith by the Company to the holders of all the Notes at their addresses as they appear on the books of the Company. If any Note shall be declared due and payable, the





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holder of this Note may at its option within 30 days after the giving of such notice by the Company, regardless of the continuance of such default, declare this Note to be, and this Note shall become forthwith due and payable without any demand, protest or other notice of any kind, all of which are expressly hereby waived by the Company. If the Company fails to pay when due the principal and accrued interest of this Note, the Company will pay to the holder of this Note, to the extent permitted by law, such further amount as shall be sufficient to cover the reasonable costs and expenses of collection, including, but not limited to, reasonable attorneys' fees.

         Section 5. Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Note, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of the outstanding amounts of principal and interest under the Note; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the outstanding amounts of principal and interest under the Note, the Company will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

         Section 6. Adjustment to Conversion Price.

                 6.1 If, prior to the conversion of the Note, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend or other similar event, the Conversion Price shall be proportionately reduced or, if the number of outstanding shares of Common Stock is decreased by a combination or reclassification of shares or other similar event, increased.

                 6.2 If, prior to the conversion of the Note, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event, as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Company or another entity, then the Payee shall thereafter have the right to purchase and receive upon conversion of the Note, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such shares of stock and/or securities as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore purchasable and receivable upon the conversion of the Note by Payee had such merger, consolidation, exchange of shares, recapitalization or reorganization not taken place.

                 6.3 If any adjustment under this Section 6 would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion shall be the next higher whole number of shares.





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         Section 7. Miscellaneous.

                 7.1 No recourse shall be had for the payment of the principal or interest of this Note or for any claim based hereon or otherwise in any manner in respect hereof against any incorporator, stockholder, officer or director, past, present or future, of the Company or of any predecessor or successor corporation, whether by virtue of any constitutional provision or statute or rule of law, or by the enforcement of any assessment or penalty or in any other manner, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

                 7.2 No course of dealing between the Company and the Payee shall operate as a waiver of any right of any holder hereof, and no delay on the part of the holder in exercising any right hereunder shall so operate.

                 7.3 No remedy herein conferred upon the holder is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or by statute or otherwise.

                 7.4 The provisions of this Note shall in all respects be construed according to, and the rights and liabilities of the parties hereto shall in all respects be governed by, the laws of the State of New York. This Note shall be deemed a contract under the laws of the State of New York, and the validity of this Note and all rights and liabilities hereunder shall be determined under the laws of said State.

                 7.5 The headings of the Sections of this Note are inserted for convenience only and shall not be deemed to constitute a part of this Note.

         IN WITNESS WHEREOF, News Communications, Inc., has caused this Note to be executed in its corporate name by its Chief Financial Officer, and its seal to be affixed hereto.

                                                 NEWS COMMUNICATIONS, INC.


                                                 By:/s/ Paul Mastronardi
                                                    ----------------------------
                                                        Paul Mastronardi
                                                        Chief Financial Officer